UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2008

Unit Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-9260	73-1283193
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7130 South Lewis, Suite 1000, Tulsa, Oklahoma	74136
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (918) 493-7700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On October 20, 2008, Unit Corporation (the “Company”) announced that Mr. Don Cook, a member of the Board of Directors (the “Board”), passed away on October 18, 2008.  To fill the class III vacancy on the Board created by Mr. Cook’s death, on October 21, 2008, the Board, upon the recommendation of the Nominating and Corporate Governance Committee, elected Mr. Steven B. Hildebrand to serve as an independent director of the Company and as a member of the Audit Committee, for a term expiring in 2011.  The Board also designated Mr. Hildebrand as an Audit Committee financial expert.  Mr. Hildebrand retired in March 2008 from a twenty-one year tenure at Dollar Thrifty Automotive Group (NYSE: DTG), where he spent his last ten years as Executive Vice President and Chief Financial Officer.  Before joining Dollar Thrifty, Mr. Hildebrand served in several positions for Franklin Supply Company from 1980 to 1987, including Controller and Vice President of Finance.  From 1976 to 1980, Mr. Hildebrand was an Audit Supervisor for the public accounting firm Coopers & Lybrand.  There is no arrangement or understanding between Mr. Hildebrand and any other person under which Mr. Hildebrand was appointed as a director of the Company or a member of the Audit Committee.  For service as a non-management director, Mr. Hildebrand will receive cash compensation as described in the Company’s proxy statement for its 2008 annual stockholders meeting, which was filed with the Securities and Exchange Commission on March 14, 2008, such compensation to be prorated for the portion of the year in which he serves as a director.  Mr. Hildebrand will also receive 3,500 shares of the Company’s common stock on the first business day following each annual stockholder meeting in accordance with the Unit Corporation 2000 Non-Employee Directors’ Stock Option Plan, as amended and restated on August 25, 2004.

(e) On October 21, 2008, the Board adopted and approved the Unit Corporation Annual Bonus Performance Plan (the “Plan”).  The Plan permits the grant of performance-based cash awards to certain employees selected by the Compensation Committee, including the Company’s executive officers, who meet certain annual performance objectives as defined by the Compensation Committee.  No awards under the Plan will be designated for the 2008 fiscal year.  A copy of the Plan is attached to this report as Exhibit 10.1 and is incorporated by reference herein.

At the same meeting, the Board also amended the Separation Benefit Plan of Unit Corporation and Participating Subsidiaries, as amended effective October 21, 2008 (the “Separation Plan”).  The Separation Plan allows eligible employees, including the Company’s executive officers, whose employment with the Company is involuntarily terminated or, in the case of an employee who has completed 20 years of service, voluntarily or involuntarily terminated, to receive benefits equivalent to 4 weeks salary for every whole year of service completed with the Company up to a maximum of 104 weeks.  The amendment prohibits an employee from competing against or causing injury to the Company while receiving benefits under the Separation Plan.  A copy of the Separation Plan is attached to this report as Exhibit 10.2 and is incorporated by reference herein.

Section 7 – Regulation FD

Item 7.01.  Regulation FD Disclosure.

On October 20, 2008, the Company issued a press release announcing the death of Mr. Don Cook, a member of the Company’s Board.  A copy of the press release is attached to this report as Exhibit 99.1 and is incorporated by reference herein.

On October 23, 2008, the Company issued a press release announcing the appointment of Mr. Steven B. Hildebrand to the Company’s Board.  A copy of the press release is attached to this report as Exhibit 99.2 and is incorporated by reference herein.

Section 8 – Other Events

Item 8.01.  Other Events.

At a meeting of the Company’s Audit Committee on October 17, 2008, Mr. J. Michael Adcock was appointed as a member of the Audit Committee, and existing committee member Gary R. Christopher was designated as an audit committee financial expert.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Not Applicable.

(b)	Pro Forma Financial Information.

Not Applicable.

(c)	Shell Company Transactions.

Not Applicable

(d)	Exhibits.

Exhibit No.	Description
10.1	Unit Corporation Annual Bonus Performance Plan
10.2	Separation Benefit Plan of Unit Corporation and Participating Subsidiaries, as amended effective October 21, 2008
99.1	Press Release announcing the death of Mr. Don Cook dated October 20, 2008
99.2	Press Release announcing the appointment of Mr. Steven B. Hildebrand to the Company's Board dated October 23, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unit Corporation
Date: October 23, 2008	By: /s/ Mark E. Schell
Name: Mark E. Schell
Title: Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.1	Unit Corporation Annual Bonus Performance Plan
10.2	Separation Benefit Plan of Unit Corporation and Participating Subsidiaries, as amended effective October 21, 2008
99.1	Press Release announcing the death of Mr. Don Cook dated October 20, 2008
99.2	Press Release announcing the appointment of Mr. Steven B. Hildebrand to the Company's Board dated Octber 23, 2008

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